                                                                    Exhibit 21.1


       SUBSIDIARIES OF THE COMPANY AND EACH OF THE SUBSIDIARY GUARANTORS

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           Corporation                   Subsidiary or Subsidiares
           -----------                   -------------------------
----------------------------------------------------------------------
Tuesday Morning Corporation         TMI Holdings, Inc.
     (Delaware corporation)             (Delaware corporation)
                                    Tuesday Morning, Inc.
                                        (Texas corporation)
                                    Friday Morning, Inc.
                                        (Texas corporation)
                                    TMIL Corporation
                                        (Delaware corporation)
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TMI Holdings, Inc.                  Tuesday Morning, Inc.
     (Delaware corporation)             (Texas corporation)
                                    Friday Morning, Inc.
                                        (Texas corporation)
                                    TMIL Corporation
                                        (Delaware corporation)
----------------------------------------------------------------------
Tuesday Morning, Inc.               Friday Morning, Inc.
     (Texas corporation)                (Texas corporation)
                                    TMIL Corporation
                                        (Delaware corporation)
----------------------------------------------------------------------
Friday Morning, Inc.                None
     (Texas corporation)
----------------------------------------------------------------------
TMIL Corporation                    None
     (Delaware corporation)
----------------------------------------------------------------------